UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 30, 2020

Winnebago Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa	50436
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code 641-585-3535
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	WGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 30, 2020, Winnebago Industries, Inc. (the “Company”) issued a press release announcing the pricing of a previously announced private offering to eligible purchasers of $300.0 million aggregate principal amount of 6.250% senior secured notes due 2028 (the “Notes”). The Company intends to use the net proceeds of the offering to repay in full its approximately $253.5 million in outstanding obligations under its term loan facility and the remainder, if any, for general corporate purposes. The closing of the offering is anticipated to take place on or about July 8, 2020, subject to customary closing conditions.

In accordance with Rule 135c(d) under the Securities Act of 1933, as amended (the “Securities Act”), a copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Accordingly, this notice is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of the Company.

The Notes and the related guarantees are being offered and sold to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and related guarantees will not be registered under the Securities Act or any state securities laws, and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 30, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Cautionary Statement Regarding Forward-Looking Information

This report may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. A number of important factors could cause the Company’s actual results to differ materially from these statements, including, but not limited to, risks relating to the offering of the Notes and the related guarantees, increases in interest rates, availability of credit, low consumer confidence, availability of labor, significant increases in repurchase obligations, inadequate liquidity or capital resources, availability and price of fuel, a continued slowdown in the economy, increased material and component costs, availability of chassis and other key component parts, sales order cancellations, slower than anticipated sales of new or existing products, new product introductions by competitors, the effect of global tensions, integration of operations relating to merger and acquisition activities, business interruptions, any unexpected expenses related to the Company’s enterprise resource planning system, the impact of potential information technology, cybersecurity or data security breaches, risks related to compliance with debt covenants and leverage ratios, impacts of public health crises, such as COVID-19, and other factors. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2019 and subsequent quarterly reports on Form 10-Q, copies of which are available from the SEC or from the Company upon request. You should not rely upon forward-looking statements as predictions of future events. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this report or to reflect any changes in the Company's expectations after the date of this report or any change in events, conditions or circumstances on which any statement is based, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	June 30, 2020	By:	/s/ Stacy L. Bogart
		Name:	Stacy L. Bogart
		Title:	Vice President, General Counsel and Corporate Secretary